Exhibit 99.1

Repros Announces the Issuance of New U.S. Patent Relating to Treatment Using Off Drug Intervals For Certain Uterine Conditions

THE WOODLANDS, Texas, April 17, 2017 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced the issuance of a new patent, U.S. Patent number 9,616,074 (the ‘074 patent), that bolsters the Company’s intellectual property relating to Proellex® (telapristone acetate).  The ‘074 patent, which expires in 2027, relates to the use of Selective Progesterone Receptor Modulators (SPRM), in particular Telapristone Acetate (Proellex®) or Ulipristal Acetate, with an Off Drug Interval (ODI) for the treatment of estrogen-dependent hyperproliferative uterine conditions, such as uterine fibroids and endometriosis.  Under the terms of the patent, ODI is defined as daily administration of the SPRM for a period of time, followed by an ODI sufficient for the patient to menstruate and then by another period of administration of the SPRM.

About Repros Therapeutics Inc.®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Forward-Looking Statements

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. These statements are based on assumptions that the Company has made in light of the Company’s experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the Company’s pipeline and plans for growth, and are subject to such risks as are identified in the Company’s most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company’s website at http://www.reprosrx.com.

CONTACT:
Investor Relations:
Thomas Hoffmann
The Trout Group
(646) 378-2931
thoffmann@troutgroup.com